HealthEquity Reports Record HSA Sales, Asset Growth
Updates Previous Fiscal 2023 Guidance, Announces Investor Conferences, Presentations
Draper, Utah – February 14, 2023 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") custodian, today announced HSA Assets and Total Accounts as of its fiscal year ended January 31, 2023. The Company also updated its previously announced FY23 guidance and announced upcoming investor conferences and presentations.
The total number of HSAs as of January 31, 2023, was 8.0 million, an increase of 11%, from 7.2 million as of January 31, 2022. The Company closed its fiscal year 2023 with 14.9 million Total Accounts, an increase of 4%, from 14.4 million as of January 31, 2022. HSA Assets grew to $22.1 billion as of January 31, 2023, an increase of 13% from $19.6 billion a year earlier.
“Team Purple finished fiscal 2023 with record sales of nearly 1 million new HSAs and with $22 billion of HSA assets,” said President and CEO Jon Kessler. “We are grateful to our many partners and clients working together with us to help an increasing number of American families connect health and wealth and enabling millions to achieve wellness today and financial well-being tomorrow.”
Also commenting, Tyson Murdock, Executive Vice President and CFO of HealthEquity, said, “With the record-setting sales year we are reporting today, we expect to reach the top-end of previously provided ranges for revenue and earnings, including revenue of approximately $860 million for our fiscal year ended January 31, 2023. We provided initial guidance for fiscal 2024 on December 6, 2022, and expect to update that guidance in our Q4 earnings release scheduled for March 21, 2023.”
Total Accounts (unaudited)

(in thousands, except percentages)	January 31, 2023	January 31, 2022	% Change
HSAs	7,984	7,207	11%
New HSAs from sales - Quarter-to-date	445	472	(6)%
New HSAs from sales - Year-to-date	971	918	6%
New HSAs from acquisitions - Year-to-date	90	740	(88)%
HSAs with investments	541	455	19%
CDBs	6,933	7,192	(4)%
Total Accounts	14,917	14,399	4%
Average Total Accounts - Quarter-to-date	14,677	14,326	2%
Average Total Accounts - Year-to-date	14,531	13,450	8%
HSA Assets (unaudited)

(in millions, except percentages)	January 31, 2023	January 31, 2022	% Change
HSA cash	$14,199	$12,943	10%
HSA investments	7,947	6,675	19%
Total HSA Assets	22,146	19,618	13%
Average daily HSA cash with yield - Year-to-date	13,049	10,579	23%
Average daily HSA cash with yield - Quarter-to-date	13,375	12,118	10%
In previous years, the Company provided its initial business outlook for the following fiscal year in connection with reporting its sales results in February. With the Company providing its initial business outlook for fiscal year 2024 in its third quarter earnings report in December and fiscal 2023 sales results in line with previously provided estimates, the Company will not be hosting an investor call today, but its management team plans to present and meet with investors at the following upcoming investor conferences:
BTIG Virtual Medtech, Digital Health, Life Science and Diagnostic Tools Conference
Date:        February 15, 2023
Location:    Snowbird Ski Resort
Time:        Scheduled one-on-one meetings
Webcast:    None

Baird’s Silicon Slopes Event
Date:        March 2, 2023
Location:    Waldorf Astoria Park City
Time:        3:50 pm Mountain Time
Webcast:    None
Raymond James 44th Annual Institutional Investors Conference
Date:        March 6, 2023
Location:    JW Marriott Grande Lakes Orlando
Time:        1:05 pm Eastern Time
Webcast:    None
Non-GAAP financial information
Our previously provided guidance for fiscal year 2023 includes certain non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share, to supplement our financial information presented on a GAAP basis. For definitions of these non-GAAP measures, as well as reconciliations of the applicable non-GAAP financial measures to the most closely applicable GAAP financial measures, see our press release issued on December 6, 2022. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies.
About HealthEquity
HealthEquity and its subsidiaries administer HSAs and other consumer-directed benefits for our more than 14 million accounts in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission to connect health and wealth and value our culture of remarkable “Purple” service. For more information, visit www.healthequity.com.
Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•the impact of societal and economic changes arising out of the COVID-19 pandemic on the Company, its operations and its financial results;
•our ability to realize the anticipated financial and other benefits from combining the operations of recent and future acquisitions with our business successfully;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our dependence on the continued availability and benefits of tax-advantaged health savings accounts and other consumer-directed benefits;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;

•the significant competition we face and may face in the future, including from those with greater resources than us;
•our reliance on the availability and performance of our technology and communications systems;
•potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology and communications systems and successfully manage our growth;
•our ability to protect our brand and other intellectual property rights; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended January 31, 2022, our Quarterly Report on Form 10-Q for the quarter ended April 30, 2022, and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Investor Relations Contact
Richard Putnam
801-727-1209
rputnam@healthequity.com

Certain terms

Term	Definition
HSA	A financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
CDB	Consumer-directed benefits offered by employers, including flexible spending and health reimbursement arrangements (“FSAs” and “HRAs”), Consolidated Omnibus Budget Reconciliation Act (“COBRA”) administration, commuter and other benefits.
HSA member	Consumers with HSAs that we serve.
Total HSA Assets
HSA members’ custodial cash assets held by our federally insured depository partners and our insurance company partners. Total HSA Assets also includes HSA members' investments in mutual funds through our custodial investment fund partner.

Total Accounts	The sum of HSAs and CDBs on our platforms.